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                                                                   Exhibit 10.24





$1,096,252.50                                                Fort Myers, Florida
                                                                 August 14, 1998



                                 PROMISSORY NOTE


         For value received, Graciela R. Garton ("Debtor") promises to pay to the order of Radiation Therapy Services, Inc. ("Payee"), a Florida corporation, at 1850 Boy Scout Drive, A-101, Fort Myers, Florida, 33907, or at such other place as Payee may from time to time designate in writing, the principal sum of One Million Ninety-Six Thousand Two Hundred Fifty-Two Dollars and Fifty Cents ($1,096,252.50). Interest shall accrue at a rate of eight and one-half percent (8.50%) per annum on the outstanding principal amount and shall be payable monthly in arrears on the first day of every month and when this Note is due. The unpaid principal balance of and all accrued and unpaid interest on this Note, unless sooner due and payable upon the occurrence of an event of default hereunder, shall be due and payable in full on December 31, 1999.

         This Note shall be with full recourse to Debtor. Further, to secure full and timely payment of this Note, Debtor hereby pledges to Payee, and grants to Payee a security interest in, 313,215 shares of the Common Stock of Payee owned by Debtor together with all substitutions therefor (whether by conversion, stock split, recapitalization, reorganization, exercise of rights, other corporate act or otherwise), all proceeds thereof and all distributions (whether from liquidation, dissolution, winding up or otherwise) with respect thereto (the "Pledged Stock"). Debtor hereby delivers to Payee certificates representing the Pledged Stock, together with stock powers with respect thereto duly executed in blank. On the occurrence of an event of default, Payee shall have all of the rights and remedies of a secured creditor with respect to the Pledged Stock, as well as all rights and remedies otherwise available at law or in equity.

         Until this Note has been paid in full, the principal balance due under this Note shall be reduced by an amount equal to the amount of each bonus awarded to Debtor in Debtor's capacity as an employee of Payee or any of its subsidiaries. Each amount by which the balance due under this Note is so reduced shall be recorded by Payee on the Schedule of Principal Payments attached hereto and any obligation of Payee or its subsidiaries to pay such bonus to Debtor shall be satisfied thereby.

         On the first day of every month, provided that all accrued interest on this Note has been fully paid, Payee shall divide the dollar amount by which the principal owing on this Note has been reduced over the prior month by 3.5 and shall release from the security interest granted to Payee hereunder that number of shares of Pledged Stock (rounded down to the nearest whole share) which is the resulting quotient. Certificates for such released shares shall be promptly delivered to Debtor.

         Failure of Debtor to make any payment of interest or principal when due shall be deemed to be an event of default. It shall also be an event of default if Debtor files a petition seeking relief, or consents to the filing or instituting of proceedings against her, under any federal or state bankruptcy law or other similar law, or causes, permits or consents to the appointment of, or taking possession by, a receiver or similar official of all or substantially all of Debtor's property. On the occurrence of an event of default, Payee may declare the entire amount due hereunder immediately due and payable (except that in


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the case of an event of default described in the immediately preceding sentence, the entire amount due hereunder automatically shall become due and payable), and the interest rate hereunder shall be increased from and after such default to twelve percent (12%) per annum (but in no event in excess of the maximum rate permitted by Florida law).

         This Note shall be binding upon Debtor and Debtor's legal representatives, heirs, and assigns. Presentation for payment, notice of dishonor, protest and notice of protest are hereby waived.

         This Note shall be governed by the laws of the State of Florida and may not be changed or terminated orally.

Dated this 14th day of August, 1998.



                                                     /s/ Graciela R. Garton
                                                     ---------------------------
                                                     Graciela R. Garton